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                                                                EXHIBIT 23(c)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We consent to the incorporation by reference in the registration statement on Form S-4 filed by Southside Bancshares Corp. of our report dated February 25, 1998, on our audit of the consolidated balance sheets of Southside Bancshares Corp. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997. We also consent to the reference to our firm under the heading "Experts" in the Proxy Statement/Prospectus.




/s/ KPMG PEAT MARWICK LLP
St. Louis, Missouri
May 8, 1998